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                                                                                                                   Exhibit 20a
Fingerhut Receivables, Inc.                                    Fingerhut Master Trust                           Monthly Report
Certificateholder's Statement                                         Series 1994-1                                     Nov-97
Section 5.2                                        Class A       Class B         Class C        Class D              Total
(i)   Certificate Amount                      59,658,333.33   92,050,000.00   92,050,000.00 122,728,000.00      366,486,333.33
(ii)  Certificate Principal Distributed       59,658,333.33   31,294,000.00            0.00                      90,952,333.33
(iii) Certificate Interest Distributed           314,200.56       509,343.33     542,072.22                       1,365,616.11
Total Distribution per $1,000 Certificate (Original Class A Certificate Amount = $715,900,000.00)
Certificate Principal Distributed per $1,000     83.3333333      339.9674090      0.0000000
Certificate Interest Distributed per $1,000       0.4388889        5.5333333      5.8888889
(iv) Principal Collections                    57,741,566.47     7,424,376.57   7,424,376.57     9,898,738.61     82,489,058.22
(v)  Imputed Yield Collections                 2,865,712.20     2,474,792.21   2,474,792.21     3,286,922.68     11,102,219.30
       Recoveries                                222,243.09       342,910.63     342,910.63       457,074.61      1,365,138.96
       Interest Earned on Prefunded Accounts           0.00             0.00           0.00             0.00              0.00
       Total Imputed Yield Collections         3,087,955.29     2,817,702.84   2,817,702.84     3,743,997.29     12,467,358.26
		 Total Collections                   60,829,521.76    10,242,079.41  10,242,079.41    13,642,735.90     94,956,416.48
(vi) Aggregate Amount of Principal Receivables                                                                1,236,062,075.28
      Invested Amount (End of Month)          59,658,333.33    92,050,000.00  92,050,000.00   122,728,000.00    366,486,333.33
      Floating Allocation Percentage             4.8264836%       7.4470370%     7.4470370%       9.9289512%       29.6495088%
      Invested Amount (Beginning of Month)   119,316,666.67    92,050,000.00  92,050,000.00   122,728,000.00    426,144,666.67
      Average Daily Invested Amount                                                                             410,414,023.92
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                                        75.99%  1,252,361,047.56
       30 Days to 59 Days                                                                              5.72%     94,342,467.62
       60 Days to 89 Days                                                                              3.81%     62,858,161.39
       90 Days and Over                                                                               14.47%    238,521,090.47
			Total Receivables                                                                         100.00%  1,648,082,767.04
(viii) Aggregate Investor Default Amount                                                                          8,913,743.01
	 As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                          22.65%
(ix)  Certificate Charge-Offs
      Class A                                                                                                             0.00
      Class B                                                                                                             0.00
      Class C                                                                                                             0.00
	   Total Certificate Charge-Offs                                                                                   0.00
(x)   Servicing Fee
      Class A                                                                                                       198,861.08
      Class B                                                                                                       153,416.73
      Class C                                                                                                       153,416.73
      Class D                                                                                                       204,546.65
	   Total Servicing Fee                                                                                      710,241.18
(xi)  Pool Factor
      Class A                                                                                                                0
      Class B                                                                                                        0.6600326
      Class C                                                                                                        1.0000000
(xii) Reallocated Principal Collections
      Class B                                                                                                             0.00
      Class C                                                                                                             0.00
      Class D  ** Everything was reimbursed by the end of the fiscal month.                                       1,331,570.98
(xiii) Excess Funding Account Balance                                                                                     0.00
	 Prefunding Account Balance                                                                                         0.00
(xiv) Class C Trigger Event Occurrence                                                                                    None
	     Class C Reserve Amount                                                                                               N/A
Average Net Portfolio Yield                                                                                            9.0297%
Minimum Base Rate                                                                                                      8.2284%
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